                                                                   Exhibit 10.14

                              FTP SOFTWARE, INC.

                           1993 EXECUTIVE BONUS PLAN

                        1993 EXECUTIVE COMPENSATION PLAN


The Board of Directors of FTP Software, Inc. believe that the company has grown and matured to the point where a formal Executive Compensation Plan is necessary to attract and maintain the executive talent required to allow the company to achieve its current and future objectives.

The components of this plan will be as follows:

     Base Salary:  Will be competitive and in the middle range.

     Performance Bonuses: Will be a percentage of base salary and will be earned based upon predetermined criteria tied to key performance objectives of the business.

     Stock Options: Will be granted as part of this plan based on corporate performance.

                           1993 EXECUTIVE BONUS PLAN


1993 Bonus Cash Plan:

For 30% of base salary, the company must achieve the following performance:

Target:                        Value:
- ------                         -----
100% of Revenue Plan           33 1/3% of 30% of base salary
100% of Profit Plan            33 1/3% of 30% of base salary
100% of Cash Plan              33 1/3% of 30% of base salary
                               -----------------------------
     Total Cash Bonus          30% of base salary

 .    The entry level for minimum achievement will be 90% and maximum achievement will be 120% of plan.

 .    The performance curve will be from 90% to 120% of plan with the following criteria:

   90%  =  10% of base salary
   95%  =  20% of base salary
   100% =  30% of base salary
   110% =  40% of base salary
   120%  =  50% of base salary

                           1993 EXECUTIVE BONUS PLAN


1993 Bonus Stock Option Plan:

Options to purchase up to 15,000 shares of common stock.

For the maximum option grant, the company must achieve the following performance:

       Target                                       Options for:
       ------                                       -----------
       100% of Revenue Plan                          5,000 shares
       100% of Profit Plan                           5,000 shares
       100% of Cash Plan                             5,000 shares
                                                    -------------
           Total maximum stock option               15,000 shares

 . The entry level for minimum achievement will be 90% and maximum achievement will be 100% of plan.

 . The performance curve will be from 90% to 100% of plan with the following criteria:

       Target                                       Options for:
       ------                                       -----------
        90%                                          5,000 shares
        95%                                         10,000 shares
       100%                                         15,000 shares


 .  Vesting schedule will be 20% per year over 5 years

                                 REVENUE PLAN



Entry Point: No Annual Bonus will be paid for performance which is less than 90% of budget.

Additional Payments: The bonus will increase from 10% of base salary at 90% performance against budget to 30% of base salary at 100% performance against budget. From 100% performance against budget the bonus will increase to 50% of base salary at 120% performance against budget (see graph). The stock options will increase from 1,666 shares at 90% performance against budget to 5,000 shares at 100% performance against budget. No overachievement is available for stock options.

The maximum bonus payable is that percent of base salary indicated at the 120% of performance against budget level.


                                  PROFIT PLAN


Entry Point: No Annual Bonus will be paid for performance which is less than 90% of budget.

Additional Payments: The Bonus will increase from 10% of base salary at 90% performance against budget to 30% of base salary at 100% performance against budget. From 100% performance against budget the bonus will increase to 50% of base salary at 120% performance against budget (see graph). The stock options will increase from 1,666 shares at 90% performance against budget to 5,000 shares at 100% performance against budget. No overachievement is available for stock options.

The maximum bonus payable is that percent of base salary indicated at the 120% of performance against budget level.

                                   CASH PLAN



Entry Point: No Annual Bonus will be paid for performance which is less than 90% of budget.

Additional Payments: The bonus will increase from 10% of base salary at 90% performance against budget to 30% of base salary at 100% performance against budget. From 100% performance against budget the bonus will increase to 50% of base salary at 120% performance against budget (see graph). The stock options will increase from 1,666 shares at 90% performance against budget to 5,000 shares at 100% performance against budget. No overachievement is available for stock options.

The maximum bonus payable is that percent of base salary indicated at the 120% of performance against budget level.

                         1993 BONUS PLAN PAYMENT TERMS


Payments: The Annual Bonus will be paid within sixty (60) days following the close of FTP's books. Any stock options earned under this plan will be granted within the same time period, and will have an exercise price equal to the fair market value as set on the day of the grant.

General Terms:

      Adjustments: Equitable adjustments to the Program caused by FTP directives, external events, acquisitions, etc., may be made from time to time and will be confirmed by an exchange of letters between FTP and the participant.

      Termination of Employment: In the event of termination of a Participant, the payment of all credited but unpaid moneys under the Program will depend upon the circumstances of termination, as follows:

      1. If the Participant leaves of his own free will, credited but unpaid moneys are forfeited.

      2. If FTP causes the termination, unilaterally or through negotiation, for other than cause, credited moneys, including a pro rata share of the then current year, will be paid at termination, or in accordance with the "Payments" paragraph above, at the option of FTP.

      3. In the case of death, all moneys will be paid in accordance with the beneficiary named in the group insurance plan.

      Employment: Neither the action of FTP in establishing this Program nor any action taken by it under any provisions of this Program shall be construed as giving to any Participant the right to be retained in FTP's employ or any right to Program benefits or payments whatsoever, except to the extent of the benefits provided for by this Program. FTP expressly reserves the right at any time to dismiss any Participant without incurring any liability for any claim against itself for any payment whatsoever, except to the extent provided for in this Program.

Felony Conviction: Notwithstanding any other provision of this Program, if a Participant is convicted of a felony involving fraud, misappropriation of funds, or other criminal activity of a similar nature involving FTP or its assets, illegal use of trade secrets or proprietary information gained while in the employ of FTP such Participant's rights to any benefits under this Program shall be permanently and immediately forfeited.

                         EXECUTIVE BONUS PLAN TARGETS

                                 (in millions)

- --------------------------------------------------------------------------------
                 Entry   Current                Target at % of Plan
                 Point   Forecast     90%      95%    100%       110%    120%
- --------------------------------------------------------------------------------
Revenue Plan      39.60    44.00      39.60   41.80    44.00      48.40  52.80
- --------------------------------------------------------------------------------
Profit Plan**     15.21    16.90      15.21   16.05    16.90      18.59  20.28
- --------------------------------------------------------------------------------
Cash Plan         12.38    13.75      12.38   13.06    13.75      15.13  16.50
- --------------------------------------------------------------------------------
       % of Salary as Bonus            10%     20%      30%        40%    50%
- --------------------------------------------------------------------------------

** Pre-tax